UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

Orchid Cellmark Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 750-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

At the close of business on May 16, 2011, the Rights Agreement, dated as of July 27, 2001, as amended, by and between Orchid Cellmark Inc. (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), and the related rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, expired pursuant to their terms. As a result, each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), is no longer accompanied by a Right. The holders of Common Stock were not entitled to any payment as a result of the expiration of the Rights Agreement and the Rights issued thereunder.

As a result of the expiration of the Rights Agreement, the Company will revise the certificate for shares of its Common Stock to delete the legend included on the reverse side thereof relating to the Rights Agreement. The revised specimen is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Orchid Cellmark Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID CELLMARK INC.

Date: May 20, 2011	By:	/s/ William J. Thomas
	Name:	William J. Thomas
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Orchid Cellmark Inc.